Exhibit 99.1

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-6141

Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE:	January 26, 2005

FOR RELEASE:	Immediate

KENNAMETAL REPORTS RECORD SECOND QUARTER

- Q2 05 sales up 21 percent

- Earnings per diluted share (EPS) of $0.74, up 118 percent

- EPS outlook for FY05 increased to $3.05 - $3.15

LATROBE, Pa., January 26, 2005- Kennametal Inc. (NYSE: KMT) today reported fiscal 2005 second-quarter EPS of $0.74 compared with prior year adjusted EPS of $0.34. Second quarter EPS exceeded October guidance and there were no special items. Reported EPS in last year’s second quarter were $0.30 and included special items totaling $0.04. As previously stated, the effective tax rate in the second quarter was 20 percent compared to prior year’s rate of 32 percent.

EPS Summary

Company Guidance (10/27/04): $0.60 to $0.65
(Updated to $0.74 on 01/14/05)

Analyst Estimate Range (01/13/05): $0.61 to $0.72

Reported EPS: $0.74

For the first six months of fiscal 2005, EPS were $1.35 compared with prior year adjusted EPS of $0.68. Reported EPS for the prior year period were $0.54 and included special items totaling $0.14.

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, “We were very pleased to deliver record sales and earnings in the December quarter. Broad market momentum exceeded even our robust expectations, with contributions from all geographies and nearly every end market. The return to good growth in Europe was particularly encouraging. Effective execution of our strategy through the deployment of the Kennametal Value Business System is allowing us to leverage improved market conditions into strong penetration of new markets, and the gain of new customers. Metalworking and the J&L distribution business were notable earnings growth drivers.”

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Highlights of the Fiscal 2005 Second Quarter

•	Record sales up 21 percent on 16 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions.

•	Reported net income was $28 million versus $11 million in the same quarter last year, as improved sales volume was leveraged against a more productive operating structure and a lower tax rate in the current quarter.

•	Net cash flow from operations was $51 million versus $43 million last year. Free operating cash flow was maintained at the prior year level of $34 million.

•	As of December 31, 2004, total debt was $405 million, down $35 million from June 2004 and down $76 million from December 31, 2003.

•	Debt to capital decreased to 28 percent versus 37 percent at the end of the prior year quarter.

•	Adjusted Return on Invested Capital improved 310 basis points to 8.6 percent versus 5.5 percent in the prior year.

Highlights of the Fiscal 2005 First Half

•	Record sales up 20 percent on 15 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions.

•	Reported net income was $51 million versus $20 million in the same period last year, reflecting the benefits of increased volume and a leaner cost structure.

•	Net cash flow from operations was $83 million versus $55 million last year. Free operating cash flow totaled $51 million for the six-month period versus $36 million in last year’s comparable period, with growth in cash from operations more than offsetting increased capital expenditures.

Acquisition

Kennametal Inc. today separately announced that it has signed a definitive agreement to purchase Extrude Hone Corporation for approximately $137 million, net of acquired cash and estimated direct acquisition costs. The acquisition, which is expected to close by the end of March, remains subject to customary regulatory approval and negotiated conditions of closing.

The acquisition is expected to be modestly accretive to both earnings and margins beginning in the June quarter of FY05. Kennametal plans to fund the acquisition through existing credit facilities.

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Outlook

The broad nature of the strong demand experienced through the fiscal first half strengthened expectations of sustained economic strength in global manufacturing sectors throughout the remainder of fiscal 2005.

Tambakeras said, “While we are pleased with our record December quarter, we remain focused on continuing to leverage the market environment for further customer and market penetration. This drive to deliver continued growth remains balanced by a relentless focus on cost control and cash flow.”

Organic sales for the third quarter of fiscal 2005 are expected to grow 8 to 10 percent, despite tougher comparisons. Reported EPS is expected to be $0.80 to $0.85. The effective tax rate for the 3rd quarter is expected to be between 37 and 38 percent (this is an increase versus prior expectations of 35 percent). The full year rate is still expected to be approximately 32 percent, consistent with original guidance. As stated previously, the execution of a business strategy, as well as the impact of tax planning, will result in fluctuations of the tax rate from quarter to quarter with a full year rate expected to be approximately 32 percent.

For the full year, organic sales are expected to grow 11 to 13 percent. Reported EPS are expected to be $3.05 to $3.15, up about 40 to 45 percent from the previous year.

Kennametal anticipates net cash flow provided by operating activities of approximately $185 to $215 million, or between 8 and 9 percent of sales, in fiscal 2005. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are expected to be approximately $70 to $80 million. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $115 and $135 million of free operating cash flow for fiscal 2005.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

Dividend Declared

Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable February 23, 2005, to shareowners of record as of the close of business on February 8, 2005.

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Second quarter results will be discussed in a live Internet broadcast at 10:00 a.m. (Eastern) today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers’ manufacturing competitiveness. With about 14,000 employees worldwide, the company’s annual sales approximate $2.0 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarters ended December 31, 2004 and 2003 are shown in the following tables (in thousands, except per share amounts).

Consolidated Statements of Income (Unaudited)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Sales	$556,218	$460,778	$1,087,654	$905,353

Cost of goods sold (1)	374,804	313,146	732,845	613,614

Gross profit	181,414	147,632	354,809	291,739

Operating expense (2)	139,513	124,723	270,462	245,962

Restructuring and asset impairment charges	—	3,120	—	3,670

Amortization of intangibles	634	486	1,171	956

Operating income	41,267	19,303	83,176	41,151

Interest expense	6,121	6,547	12,577	13,147

Other income, net (3)	(1,240)	(3,855)	(2,814)	(2,518)

Income before provision for income taxes and minority interest	36,386	16,611	73,413	30,522

Provision for income taxes	7,277	5,315	20,607	9,767

Minority interest	928	404	1,905	1,099

Net income	$28,181	$10,892	$50,901	$19,656

Basic earnings per share	$0.77	$0.31	$1.39	$0.55

Diluted earnings per share	$0.74	$0.30	$1.35	$0.54

Dividends per share	$0.17	$0.17	$0.34	$0.34

Basic weighted average shares outstanding	36,744	35,604	36,550	35,470

Diluted weighted average shares outstanding	38,016	36,260	37,702	36,124

1)	For the quarter ended December 31, 2003, these amounts include charges of $0.8 million for a pension curtailment. For the six months ended December 31, 2003, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition, $2.9 million related to restructuring programs, and $0.8 million for a pension curtailment.

2)	For the quarter ended December 31, 2003, these amounts include charges of $1.8 million related to a reserve for a note receivable from a divestiture of a business by Kennametal in 2002, and $0.5 million related to a pension curtailment. For the six months ended December 31, 2003, these amounts include charges of $1.8 million related to a reserve for a note receivable from a divestiture of a business by Kennametal in 2002, $0.5 million related to a pension curtailment, and $1.4 million for integration activities related to the Widia acquisition.

3)	For the quarter and six months ended December 31, 2003, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a reserve for a note receivable from a divestiture of a business by Kennametal in 2002.

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FINANCIAL HIGHLIGHTS (Continued)

In addition to reported results under U.S. GAAP, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that each of these non-GAAP financial measures is useful to investors to more easily compare the Company’s financial performance period to period.

For the quarter and six months ended December 31, 2004, there were no special items.

RECONCILIATION TO GAAP – QUARTER ENDED DECEMBER 31, 2003 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expense	Income	Expense	Income	Per Share
2003 Reported Results	$147,632	$124,723	$19,303	$(3,855)	$10,892	$0.30
MSSG restructuring	7	—	1,630	—	1,109	0.03
AMSG restructuring	—	—	1,497	—	1,018	0.03
Pension curtailment	779	(520)	1,299	—	883	0.02
Gain on Toshiba investment	—	—	—	4,397	(2,990)	(0.08)
Note receivable	—	(1,817)	1,817	(183)	1,360	0.04

2003 Results, excluding special items	$148,418	$122,386	$25,546	$359	$12,272	$0.34

EPS for the quarter ended December 31, 2004 of $0.74 is up 118 percent from adjusted EPS of $0.34 and 147 percent from reported EPS of $0.30 for the quarter ended December 31, 2003.

RECONCILIATION TO GAAP – SIX MONTHS ENDED DECEMBER 31, 2003 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expense	Income	Expense	Income	Per Share
2003 Reported Results	$291,739	$245,962	$41,151	$(2,518)	$19,656	$0.54
MSSG restructuring	2,850	—	5,023	—	3,416	0.10
AMSG restructuring	—	—	1,497	—	1,018	0.03
Widia integration costs - MSSG	63	(1,448)	1,511	—	1,027	0.03
Widia integration costs - AMSG	48	—	48	—	33	—
Pension curtailment	779	(520)	1,299	—	883	0.02
Gain on Toshiba investment	—	—	—	4,397	(2,990)	(0.08)
Note receivable	—	(1,817)	1,817	(183)	1,360	0.04

2003 Results, excluding special items	$295,479	$242,177	$52,346	$1,696	$24,403	$0.68

EPS for the period ended December 31, 2004 of $1.35 is up 99 percent from adjusted EPS of $0.68 and 150 percent from reported EPS of $0.54 for the period ended December 31, 2003.

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FINANCIAL HIGHLIGHTS (Continued)

SEGMENT DATA (Unaudited):

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Outside Sales:
Metalworking Solutions and Services Group	$336,230	$283,493	$652,100	$554,622
Advanced Materials Solutions Group	122,327	94,751	240,213	188,382
J&L Industrial Supply	61,338	50,341	122,755	98,480
Full Service Supply	36,323	32,193	72,586	63,869

Total Outside Sales	$556,218	$460,778	$1,087,654	$905,353

Sales By Geographic Region:
Within the United States	$301,524	$252,734	$603,307	$501,645
International	254,694	208,044	484,347	403,708

Total Sales by Geographic Region	$556,218	$460,778	$1,087,654	$905,353

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$42,723	$22,684	$81,595	$46,186
Advanced Materials Solutions Group	13,869	9,407	28,402	21,229
J&L Industrial Supply	5,866	4,306	11,587	6,991
Full Service Supply	546	(159)	666	(440)
Corporate and eliminations (1)	(21,737)	(16,935)	(39,074)	(32,815)

Total Operating Income, as reported	$41,267	$19,303	$83,176	$41,151

Operating Income (Loss), excluding special items:
Metalworking Solutions and Services Group	$42,723	$24,314	$81,595	$52,720
Advanced Materials Solutions Group	13,869	10,904	28,402	22,774
J&L Industrial Supply	5,866	4,306	11,587	6,991
Full Service Supply	546	(159)	666	(440)
Corporate and eliminations (1)	(21,737)	(13,819)	(39,074)	(29,699)

Total Operating Income, excluding special items	$41,267	$25,546	$83,176	$52,346

(1) Includes corporate functional shared services and intercompany eliminations.

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FINANCIAL HIGHLIGHTS (Continued)

OPERATING INCOME (LOSS) RECONCILIATION (Unaudited) :

For the quarter and six months ended December 31, 2004, there were no special items.

	QUARTER ENDED DECEMBER 31,
	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2003 Reported Operating Income (Loss)	$22,684	$9,407	$4,306	$(159)	$(16,935)	$19,303
Restructuring	1,630	1,497	—	—	—	3,127
Pension curtailment	—	—	—	—	1,299	1,299
Note receivable	—	—	—	—	1,817	1,817

2003 Operating Income (Loss), excluding special items	$24,314	$10,904	$4,306	$(159)	$(13,819)	$25,546

	SIX MONTHS ENDED DECEMBER 31,
	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2003 Reported Operating Income (Loss)	$46,186	$21,229	$6,991	$(440)	$(32,815)	$41,151
Restructuring	5,023	1,497	—	—	—	6,520
Widia integration costs	1,511	48	—	—	—	1,559
Pension curtailment	—	—	—	—	1,299	1,299
Note receivable	—	—	—	—	1,817	1,817

2003 Operating Income (Loss), excluding special items	$52,720	$22,774	$6,991	$(440)	$(29,699)	$52,346

RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited) :

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$28,181	$10,892	$50,901	$19,656
Other non-cash items	(1,235)	4,746	4,047	11,219
Depreciation and amortization	16,141	16,489	31,609	31,840
Change in inventory	292	11,709	(12,730)	15,437
Change in accounts receivable	18,050	18,343	14,992	23,397
Change in accounts payable	(8,171)	3,332	(11,349)	(9,180)
Change in other assets and liabilities	(1,825)	(22,354)	5,770	(37,027)

Net cash flow provided by operating activities	51,433	43,157	83,240	55,342

Purchase of property, plant and equipment	(20,550)	(11,259)	(35,769)	(21,853)
Proceeds from disposals of property, plant and equipment	2,827	1,854	3,333	2,388

Free operating cash flow	$33,710	$33,752	$50,804	$35,877

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FINANCIAL HIGHLIGHTS (Continued)

CONDENSED BALANCE SHEETS (Unaudited) :

	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
ASSETS
Cash and equivalents	$32,168	$28,688	$25,940	$27,528	$15,086
Trade receivables, net of allowance	367,940	369,008	364,725	357,795	324,509
Receivables securitized	(115,253)	(115,309)	(117,480)	(108,916)	(101,422)

Accounts receivable, net	252,687	253,699	247,245	248,879	223,087
Inventories	421,183	404,478	388,077	387,202	386,250
Deferred income taxes	99,731	96,144	95,240	88,480	88,820
Other current assets	39,605	37,178	40,443	38,803	39,460

Total current assets	845,374	820,187	796,945	790,892	752,703
Property, plant and equipment, net	506,253	487,616	484,475	481,793	487,530
Goodwill and intangible assets, net	543,062	546,487	542,014	554,614	500,890
Other assets	133,451	115,733	115,229	57,743	70,970

Total	$2,028,140	$1,970,023	$1,938,663	$1,885,042	$1,812,093

LIABILITIES
Short-term debt, including notes payable	$28,888	$116,446	$126,807	$8,193	$12,872
Accounts payable	142,465	146,543	148,216	132,246	112,563
Accrued liabilities	226,568	217,636	211,504	200,304	181,755

Total current liabilities	397,921	480,625	486,527	340,743	307,190
Long-term debt	376,268	318,989	313,400	486,119	468,455
Deferred income taxes	56,340	65,973	67,426	39,132	37,135
Other liabilities	174,855	162,627	167,926	192,546	191,585

Total liabilities	1,005,384	1,028,214	1,035,279	1,058,540	1,004,365

MINORITY INTEREST	19,249	17,377	16,232	16,598	16,286

SHAREOWNERS’ EQUITY	1,003,507	924,432	887,152	809,904	791,442

Total	$2,028,140	$1,970,023	$1,938,663	$1,885,042	$1,812,093

Debt to Capital Reconciliation (Unaudited):

	December 31,
	2004	2003
Total debt	$405,156	$481,327
Total shareowners’ equity	1,003,507	791,442

Debt to equity, GAAP	40.4%	60.8%

Total debt	405,156	$481,327
Minority interest	19,249	16,286
Total shareowners’ equity	1,003,507	791,442

Total capital	$1,427,912	$1,289,055

Debt to Capital	28.4%	37.3%

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FINANCIAL HIGHLIGHTS (Continued)

RETURN ON INVESTED CAPITAL (Unaudited):

For the Period Ended December 31, 2004

	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	Average
Invested Capital
Debt	$405,156	$435,435	$440,207	$494,312	$481,327	$451,287
Accounts receivable securitized	115,253	115,309	117,480	108,916	101,422	111,676
Minority interest	19,249	17,377	16,232	16,598	16,286	17,148
Shareowners’ equity	1,003,507	924,432	887,152	809,904	791,442	883,288

Total	$1,543,165	$1,492,553	$1,461,071	$1,429,730	$1,390,477	$1,463,399

	Quarter Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Total
Interest Expense
Interest expense	$6,121	$6,456	$6,405	$6,332	$25,314
Securitization interest	757	580	443	356	2,136

Total interest expense	$6,878	$7,036	$6,848	$6,688	$27,450

Income tax benefit					8,784

Total Interest Expense, net of tax					$18,666

	Quarter Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Total
Total Income
Net Income, as reported	$28,181	$22,720	$29,852	$24,070	$104,823

Minority interest expense	928	977	(36)	533	2,402

Total Income, excluding special items	$29,109	$23,697	$29,816	$24,603	$107,225

Total Income, excluding special items					$107,225
Total Interest Expense, net of tax					18,666

					$125,891
Average invested capital					$1,463,399

Adjusted Return on Invested Capital					8.6%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$104,823
Total Interest Expense, net of tax					18,666

					$123,489
Average invested capital					$1,463,399

Return on Invested Capital					8.4%

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FINANCIAL HIGHLIGHTS (Continued)

RETURN ON INVESTED CAPITAL (Unaudited):

For the Period Ended December 31, 2003

	12/31/2003	9/30/2003	6/30/2003	3/31/2003	12/31/2002	Average
Invested Capital
Debt	$481,327	$520,138	$525,687	$580,135	$617,016	$544,861
Accounts receivable securitized	101,422	95,318	99,316	93,614	100,000	97,934
Minority interest	16,286	16,089	18,880	18,070	17,594	17,384
Shareowners’ equity	791,442	746,562	721,577	756,511	737,729	750,764

Total	$1,390,477	$1,378,107	$1,365,460	$1,448,330	$1,472,339	$1,410,943

	Quarter Ended
	12/31/2003	9/30/2003	6/30/2003	3/31/2003	Total
Interest Expense
Interest expense	$6,547	$6,600	$9,108	$8,979	$31,234
Securitization interest	483	397	413	406	1,699

Total interest expense	$7,030	$6,997	$9,521	$9,385	$32,933

Income tax benefit					10,539

Total interest expense, net of tax					$22,394

	Quarter Ended
	12/31/2003	9/30/2003	6/30/2003	3/31/2003	Total
Total Income
Net income, as reported	$10,892	$8,764	$(4,868)	$9,699	$24,487

Minority interest expense	404	695	74	739	1,912
MSSG restructuring	1,109	2,307	2,194	754	6,364
AMSG restructuring	1,018	—	857	773	2,648
Corporate restructuring	—	—	(69)	195	126
J&L restructuring	—	—	(45)	561	516
FSS restructuring	—	—	—	6	6
Widia integration costs - MSSG	—	1,027	1,758	1,337	4,122
Widia integration costs - AMSG	—	33	818	13	864
AMSG electronics impairment	—	—	15,269	—	15,269
Pension curtailment	883	—	—	—	883
Gain on Toshiba investment	(2,990)	—	—	—	(2,990)
Note receivable	1,360	—	—	—	1,360

Total Income, excluding special items	$12,676	$12,826	$15,988	$14,077	$55,567

Total Income, excluding special items					$55,567
Total Interest Expense, net of tax					22,394

					$77,961
Average invested capital					$1,410,943

Adjusted Return on Invested Capital					5.5%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$24,487
Total Interest Expense, net of tax					22,394

					$46,881
Average invested capital					$1,410,943

Return on Invested Capital					3.3%

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